EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

between

Transocean Ltd.,

and

Transocean Inc.

and

The several Persons Listed on Schedule I hereto

_____________________

Dated as of January 30,  2018

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated January 30,  2018 (this “Agreement”), between Transocean Ltd., a corporation incorporated under the laws of Switzerland (“Transocean”), and Transocean Inc., an exempted company incorporated under the laws of the Cayman Islands (“TINC”), on one hand, and the several persons listed on Schedule I hereto, on the other.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.        Certain Definitions and Interpretations.

(a)        In this Agreement, the following terms shall have the meanings assigned below:

“Affiliate” means, with respect to any Person, any other Person that controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble and includes all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing. All references to this Agreement shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Blackout Period” has the meaning set forth in Section 3(b).

“Company” means Transocean, with respect to any securities issued by Transocean, and TINC, with respect to any securities issued by TINC.  For the avoidance of doubt, with respect to the Exchangeable Bonds, “Company” means each of TINC, as issuer of the Exchangeable Bonds, and Transocean, as issuer of the related guarantee.

“Demand Registration” has the meaning set forth in Section 2(b).

“End of Suspension Notice” has the meaning set forth in Section 3(a).

“Exchange” means the exchange of Exchangeable Bonds for outstanding indebtedness (plus accrued and unpaid interest) of Songa Offshore held by the Securityholders pursuant to the Private Exchange Agreements between TINC and each such Securityholder dated December 15, 2017.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Offer” means the exchange offer conducted by Transocean pursuant to the Transaction Agreement, dated as of August 13, 2017, among Transocean, TINC and Songa Offshore.

“Exchangeable Bonds” means the 0.5% Exchangeable Senior Bonds due 2023 to be issued by TINC, including the guarantee thereof by Transocean.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Authority” means any national, federal, state, municipal, local, territorial, domestic, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Loan Exchange” means the exchange of Exchangeable Bonds for US$50 million (plus accrued unpaid interest) of outstanding indebtedness of Songa Offshore owed to Perestroika AS.

“Majority of the Securityholders” as of any date of determination means Securityholders beneficially owning a majority of the total number of Shares constituting Registrable Securities on such date of determination considering, for the purposes of this definition, all Exchangeable Bonds constituting Registrable Securities as having been converted on the relevant date of determination into the number of Shares into which such Bonds would be convertible as of such date.

“Marketed Underwritten Offering” means an Underwritten Offering in which the Company makes members of senior management of the Company available to participate in “road-show” and other customary marketing activities.

“Non-Marketed Underwritten Offering” means an Underwritten Offering that is not designated by Perestroika AS as a Marketed Underwritten Offering.

“Permitted Transfer Period” has the meaning set forth in Section 9(a).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Piggyback Registration” has the meaning set forth in Section 2(c).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, (i) all Shares or Exchangeable Bonds (A) issued to any Securityholder in the Exchange or (B) with respect to Perestroika AS, owned by Perestroika AS, whether acquired in the Exchange, the Exchange Offer or the Loan Exchange or thereafter at any time prior to the first time when Perestroika AS no longer owns any Registrable Securities, (ii) all securities of the Company issued or issuable after the date hereof with respect to the Shares and Exchangeable Bonds referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise, and (iii) all securities issued by the issuer thereof in exchange for or in replacement of any securities referred to in clauses (i) and (ii), including all Shares issuable or issued upon exchange of Exchangeable Bonds that were Registrable Securities at the time of such exchange; provided that Registrable Securities shall not include any Shares, Exchangeable Bonds or other securities referred to in clauses (i), (ii) or (iii) that (1) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act or are eligible to be sold pursuant to Rule 144 under the Securities Act without regard to any limitations contained thereunder, no longer bear a restricted legend and, if requested by the holder thereof, have been transferred into the clearing system through which freely transferable securities of that class are primarily held, under the same securities identification number as such other securities (2) have been sold to someone other than a Securityholder in a transaction as a result of which a subsequent public distribution of such securities would not require registration under the Securities Act, no longer bear a restricted legend and, if requested by the holder thereof, have been transferred into the clearing system through which freely transferable securities of that class are primarily held, under the same securities identification number as such other securities (3) have been sold to someone other than a Securityholder in a transaction that was not permitted pursuant to Section 9, or (4) are not outstanding. To avoid doubt, all Shares issued upon exchange of Exchangeable Bonds will be issued under Section 3(a)(9) of the Securities Act and entitled to tacking under Rule 144 of the Securities Act to any holding period of the associated Exchangeable Bonds, in each case in accordance with public guidance previously issued by the SEC.

“Registration Expenses” has the meaning set forth in Section 5(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Resale Shelf Registration” has the meaning set forth in Section 2(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shares” means the Shares, par value CHF 0.10 per share, of Transocean.

“Securityholder” means each Person listed on Schedule I hereto, and each of their direct and indirect transferees to the extent permitted under Section 9, so long as such Person remains the beneficial owner of Registrable Securities. As used in this Agreement, the term “Securityholder” means all Securityholders, collectively, unless the context otherwise requires.

“Securityholders’ Counsel” has the meaning set forth in Section 4(a)(i).

“Selling Securityholder” has the meaning set forth in Section 2(d).

“Songa Offshore” means Songa Offshore SE, a European public company organized under the laws of the Republic of Cyprus.

“Suspension Notice” has the meaning set forth in Section 3(a).

“Suspension Period” has the meaning set forth in Section 3(a).

“Termination Date” means the earlier of (i) the date on which the Private Exchange Agreements providing for the Exchange have been terminated pursuant to paragraph 8 thereof and (ii) the first date after the settlement of the Exchange on which there are no Registrable Securities or there are no Securityholders.

“Threshold Amount” means an amount of Registrable Securities that (based, in the case of Registrable Securities consisting of Shares, on then-current market prices and, in the case of Registrable Securities consisting of Exchangeable Bonds, on the principal amount thereof) has a value of US$75 million.

“TINC” has the meaning set forth in the Preamble.

“Transocean” has the meaning set forth in the Preamble.

“Underwritten Offering” means a registered offering by a Selling Securityholder of at least the Threshold Amount of Registrable Securities in which such Registrable Securities are sold to one or more underwriters on a firm-commitment basis for reoffering to the public (including in a “block trade”).

(b)        In addition to the above definitions, unless the context requires otherwise:

(i)         any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii)        “include,” “includes” and “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii)       references to “Section” or the “Preamble” are references to Sections or the introductory paragraph of this Agreement, respectively;

(iv)       references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(v)        words such as “herein,” “hereof,” “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(vi)       references to “business day” mean a business day in the City of New York.

Section 2.        Registration.

(a)        Resale Shelf Registration.  Within ten (10) days following the settlement of the Exchange or, if the Exchange is settled during a Blackout Period, within three (3) days following the termination of such Blackout Period, the Company shall file a Registration Statement on Form S-3 with the SEC in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a “Resale Shelf Registration”) registering the resale of Registrable Securities by each Securityholder, and, if such Resale Shelf Registration is not automatically effective upon filing, the Company shall use its reasonable best efforts to cause such Resale Shelf Registration to be declared effective under the Exchange Act as soon as practicable after filing. If permitted under the Securities Act, any such Resale Shelf Registration shall be one that is automatically effective upon filing.  The Company shall use reasonable best efforts to keep a Resale Shelf Registration effective with respect to any particular Registrable Securities for so long as (i) such securities continue to be Registrable Securities hereunder and (ii) the Company is eligible to register the sale of such Registrable Securities on Form S-3 (or any successor form thereto).

(b)        Demand Registration.

(i)         If, at any time and from time to time, no Registration Statement is available in respect of a Resale Shelf Registration of Registrable Securities as a result of the failure of the Company to be eligible to register the sale of Registrable Securities on Form S-3 (or any successor form thereto), one or more Securityholders may request registration for resale on Form S-1 (or any successor form thereto) of all or part of their respective Registrable Securities (a “Demand Registration”) representing in the aggregate at least the Threshold Amount. Upon such request, the Company (A) shall give written notice to all Securityholders of its intention to effect such a registration and, subject to Section 2(b)(iii), shall include in such Registration Statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from a Securityholder within ten (10) days after the Securityholders’ receipt of the Company’s notice and (B) shall use its reasonable best efforts to (1) file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2(b) within thirty  (30) days after the Securityholder’s request therefor and (2) cause such Registration Statement to be declared effective by the SEC as soon as practical thereafter.  The Company, however, shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to a Registration Statement on Form S-3 (or any successor form thereto) and the Company effects or has effected such offering through a Registration Statement on Form S-3 (or any successor form thereto).

(ii)        Upon the date of effectiveness of any Demand Registration, the Company shall use commercially reasonable efforts to keep the Registration Statement for such Demand Registration effective for a period equal to one-hundred twenty (120) days from such date or such shorter period which shall terminate when all of the Registrable Securities covered by such Demand Registration have been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 3 before such one-hundred twenty (120) days end and before all of the Registrable Securities covered by such Demand Registration have been sold pursuant thereto, the Securityholders shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 2(e) if (A) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Securityholders or their respective Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (B) in the case of an Underwritten Offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived due to a breach by the Company of its covenants, representations or warranties therein, and as a result of any such circumstances described in clause (A) or (B), less than all of the Registrable Securities covered by the Registration Statement is sold by the applicable Securityholders pursuant to such Registration Statement.

(iii)       The Company may include securities in any Demand Registration for any accounts on the terms provided below.  If the managing underwriters for such Demand Registration advise the Company and any Securityholders requesting such Demand Registration that in their opinion the number of securities proposed to be included in such offering exceeds the number of securities that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), the Company shall include in such Demand

Registration and offering (i) first, the number of Registrable Securities requested to be included therein by the Securityholders that, in the opinion of such underwriters, can be sold without having such adverse effect, allocated pro rata among the sellers thereof with such allocation to be based on the number of Registrable Securities as to which registration has been requested by such sellers, and (ii) second, such number of other securities proposed to be included therein by any other Persons (including for the account of the Company) that, in the opinion of such underwriters, can be sold without having such adverse effect, allocated among such Persons in such manner as the Company may determine.

(c)        Piggyback Registration.

(i)         If, at any time and from time to time, no Registration Statement is available in respect of a Resale Shelf Registration of Registrable Securities as a result of the failure of the Company to be eligible to register the sale of Registrable Securities on Form S-3 (or any successor form thereto) and the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of Shares or Exchangeable Bonds for its own account or for the account of any Person (other than (1) a Demand Registration or (2) a registration on Form S-4 or S-8 or any successor form thereto), then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Securityholders, and such notice shall offer the Securityholders the opportunity to register under such Registration Statement such number of Registrable Securities as each such holder may request in writing (a “Piggyback Registration”).  Subject to Section 2(c)(ii) and Section 2(c)(iii), as applicable, the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within ten (10) days after the receipt by such holder of any such notice; provided,  however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Securityholder and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  If the offering pursuant to such Registration Statement is to be underwritten, then each Securityholder making a request for a Piggyback Registration pursuant to this Section 2(c)(i) must, and the Company shall, subject to Sections 2(c)(ii), 2(c)(iii) and 7, make arrangements with the underwriters so that each such Securityholder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Securityholder making a request for a Piggyback Registration pursuant to this Section 2(c)(i) must, and the Company shall, subject to Sections 2(c)(ii), 2(c)(iii) and 7, make arrangements so that each such holder may, participate in such offering on such basis. Each Securityholder shall be permitted to withdraw all or part of such Securityholder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(ii)        If a Piggyback Registration is initiated as a primary Underwritten Offering on behalf of the Company and the managing underwriters advise the Company that in their opinion the number of securities proposed to be included in such offering exceeds the number of securities that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), the Company shall include in such registration and offering (A) first, any securities that the Company proposes to sell, and (B) second, the number of Registrable Securities requested to be included therein by the Securityholders that, in the opinion of such underwriters, can be sold without having such adverse effect, allocated pro rata among the sellers thereof with such allocation to be based on the number of Registrable Securities as to which registration has been requested by such sellers.

(iii)       If a Piggyback Registration is initiated as an Underwritten Offering on behalf of a Person other than the Company, and the managing underwriters advise the Company that in their opinion the number of securities proposed to be included in such registration exceeds the number of securities that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Stock to be sold in such offering), the Company shall include in such registration and offering (A) first, any securities requested to be included therein by Persons requesting such registration, (B) second, the number of Registrable Securities requested to be included therein by the Securityholders that, in the opinion of such underwriters, can be sold without having such adverse effect, allocated pro rata among the sellers thereof with such allocation to be based on the number of Registrable Securities as to which registration has been requested by such sellers, and (C) third, any securities that the Company proposes to sell, to the extent that, in the opinion of such underwriters, such securities can be sold without having such adverse effect.

(iv)       The Company shall have the right to select the managing underwriter or underwriters to administer any Underwritten Offering pursuant to a Piggyback Registration.

(d)        Underwritten Offerings.

(i)         A Securityholder that proposes to sell at least the Threshold Amount of Registrable Securities on an underwritten basis (the “Selling Securityholder”) may, by written notice to the Company, designate an offering by it pursuant to a Demand Registration to be an Underwritten Offering. The Selling Securityholder for any Demand Registration effected pursuant to this Section 2(d)(i) shall be permitted to withdraw all or part of any Registrable Securities requested to be included in any Underwritten Offering at any time prior to the pricing for such Offering; provided,  however, that such Underwritten Offering shall count as a completed Underwritten Offering for purposes of the limitation contained in Section 2(e). The underwriter or underwriters of any Demand Registration conducted as an Underwritten Offering shall be selected by the Selling Securityholder; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.

(ii)        Perestroika AS may, in any offering where it proposes to sell at least the Threshold Amount of Registrable Securities, designate such offering to be conducted as a Marketed Underwritten Offering or an Non-Marketed Underwritten Offering by written notice to the Company, whether such offering is pursuant to the Resale Shelf Registration or a Demand Registration. Perestroika AS may only designate an offering to be an Underwritten Offering upon not less than fourteen (14) days prior written notice to the Company.  Perestroika AS shall be permitted to withdraw all or part of any Registrable Securities requested to be included in any Underwritten Offering at any time prior to the pricing for such Offering; provided,  however, that such Underwritten Offering shall count as a completed Underwritten Offering for purposes of the limitation contained in Section 2(e). The underwriters of any Underwritten Offering pursuant to this Section 2(d)(ii) shall be selected by Perestroika AS;  provided that such underwriters shall be reasonably acceptable to the Company.

(iii)       Except as otherwise set forth in this Section 2(d), an Underwritten Offering shall not count against the limit on the number of such registrations set forth in Section 2(e) if (A) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Securityholders or their respective Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (B) the conditions specified in the related underwriting agreement, if any, are not satisfied or waived due to a breach by the Company of its covenants, representations or warranties therein, and as a result of any such circumstances described in clause (A) or (B), less than all of the Registrable Securities covered by the Registration Statement is sold by the applicable Securityholders pursuant to such Registration Statement.

(e)        Limitation on Demand Registrations and Underwritten Offerings.  The Securityholders shall be entitled to annually request two (2) Demand Registrations (regardless whether or not completed as Underwritten Offerings) and one  (1)  Marketed Underwritten Offering and one (1) Non-Marketed Underwritten Offering, each of which is not completed as a  Demand Registration.  No Securityholder shall be entitled to request a Demand Registration or Underwritten Offering (i) within ninety (90) days after the effective date of any prior Demand Registration or the pricing date of any Underwritten Offering or (ii) when the Company is diligently pursuing an Underwritten Offering.

(f)         Termination.  Notwithstanding the foregoing, the Company shall not be obligated to make any registration pursuant to this Agreement, keep any such Registration Statement effective, or to permit Registrable Securities to be registered, offered or sold under any Registration Statement, at any time on or after the Termination Date.

Section 3.        Suspension Periods; Blackout Periods.

(a)        Suspension Periods.  The Company may (i) delay the filing of a Registration Statement (and, if it so chooses, withdraw any Registration Statement that has been filed) or (ii) by delivering notice to each Securityholder, suspend the use of any Registration Statement currently effective with regard to the Registrable Securities, but in each case described in clauses (i) and (ii) only if the Company’s senior management determines in good faith that the registration would, if not delayed or suspended, require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that such disclosure would materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction. Any period during which the Company has delayed a filing or suspended use of a Registration Statement pursuant to this Section 3, through delivery of the related End of Suspension Notice, is herein called a “Suspension Period.” In no event shall there be more than two (2) Suspension Periods during any rolling period of three hundred sixty-five (365) days, and the number of days covered by any one or more Suspension Periods shall not exceed ninety (90) days in the aggregate during any rolling period of three hundred sixty-five (365) days.  The Company shall provide written notice of any Suspension Period (a “Suspension Notice”) to each Securityholder, but shall not be obligated under this Agreement to disclose the reasons therefor.  Each Securityholder agrees to keep the existence of each Suspension Period confidential and not to effect any offers or sales of Registrable Securities pursuant to the applicable Prospectus and Registration Statement (or any related filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice.  If so directed by the Company, each Securityholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Securityholder’s possession, of the prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice.  Securityholders may recommence effecting sales of Registrable Securities pursuant to the applicable prospectus and registration statement (or any related filings) following written notice to such effect delivered by the Company (an “End of Suspension Notice”).  The Company shall deliver an End of Suspension Notice to the Securityholders promptly following such time as the grounds for such Suspension Period cease to apply.

(b)        Blackout Periods.  Unless the Company otherwise permits by notice in writing to the Securityholder, the Securityholder shall not make any offers or sales of Registrable Securities pursuant to any Registration Statement during the period (each, a “Blackout Period”) beginning on the first day of each fiscal quarter of the Company and ending two full trading days after the Company publicly issues its earnings release for the immediately preceding fiscal quarter (or fiscal year in the case of the fourth fiscal quarter).  For these purposes, a “full trading day” means at least one full-day trading session on the New York Stock Exchange shall have elapsed after the public issuance of such earnings release.

(c)        Limitation on Suspension Periods and Blackout Periods. Notwithstanding anything herein to the contrary, the number of days covered by any one or more Blackout Periods or

Suspension Periods shall not exceed two-hundred twenty  (220) days in the aggregate during any rolling period of three hundred sixty-five (365) days.

Section 4.        Registration Procedures.

(a)        The Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms of this Agreement and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i)         subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Securityholders copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Securityholders, one set of the exhibits incorporated by reference, and the Securityholders and a single counsel selected by the Securityholders (“Securityholders’ Counsel,” which shall initially, following execution of this Agreement, be Cleary Gottlieb Steen & Hamilton LLP, and may thereafter be changed by action of a Majority of the Securityholders) shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC and the Company shall use reasonable best efforts to reflect in such documents any comments a Securityholder or such counsel may reasonably propose, and the Securityholders shall have the opportunity to object to any information pertaining to the Securityholders that is contained therein and the Company will make the corrections reasonably requested by the Securityholders with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii)        use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Registrable Securities covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)       use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(iv)       furnish to the Securityholders, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Securityholders may reasonably request in order to facilitate the disposition of the Registrable Securities of the applicable Securityholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v)        use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the Securityholders reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(vi)       notify the Securityholders (and, if any Underwritten Offering of Registrable Securities is then pending, the underwriters thereof) at any time when a Prospectus relating any offer and sale of Registrable Securities is required under the Securities Act to be delivered of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, and, at the request of the Securityholders, the Company shall use reasonable best efforts to prepare, as soon as practical, and in any event within two business days, a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vii)      use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(viii)     make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of twelve (12) months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act and Rule 158 thereunder;

(ix)       promptly notify the Securityholders (and, if any Underwritten Offering of Registrable Securities is then pending, the underwriters thereof):

(1)        when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the

Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)        of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Securityholder;

(3)        of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)        of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(x)        in the case of an Underwritten Offering in which any Securityholder participates, enter into an underwriting agreement in a form reasonably satisfactory to the Company containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind, and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, if the Underwritten Transaction is designated as a Marketed Underwritten Transaction by Perestroika AS, making members of senior management of the Company available to participate in “road-show” and other customary marketing activities) and allow each Securityholder participating in the Underwritten Offering and such Securityholder’s Counsel to participate in the negotiation of the applicable underwriting agreement and approve its terms;

(xi)       in the case of an Underwritten Offering, make such representations and warranties to the sellers of the Registrable Securities covered by such Registration Statement and to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type;

(xii)      in the case of an Underwritten Offering in which any Securityholder participates, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make reasonably available, for inspection by the participating Securityholders, Securityholders’ Counsel, the managing underwriters of such offering and one counsel (and one accountant) for such managing underwriter, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by the participating Securityholders or such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence; provided,  however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews and (D)

cooperate in connection with any filings required to be made with the Financial Industry Regulatory Authority, as applicable; and

(b)        keep Securityholders’ Counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing Securityholders’ Counsel with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder.

(c)        During any period in which a Registration Statement is permitted to be used for the sale of Registrable Securities pursuant to this Agreement, such Registration Statement (including any amendments thereto) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) relating to such Registration Statement shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of any Securityholder or any underwriter specifically for use therein.

(d)        At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the Registration Statement under Section 12 of the Exchange Act.

(e)        The Company will use its reasonable efforts to timely file all reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any Securityholder may reasonably request, all to the extent required to enable such Securityholders to sell Registrable Securities pursuant to Securities Act Rule 144.  In furtherance of the foregoing, so long as any party hereto owns any Registrable Securities, the Company will furnish to such Person forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report publicly filed by the Company; and such other publicly filed reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing such Person to sell any such securities without registration.

(f)         Each Securityholder agrees by having its securities treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 4(a)(vi), the Securityholder will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 4(a)(vi), and, if so directed by the Company, the Securityholder will deliver to the Company all copies, other than permanent file copies then in the Securityholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(g)        The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Securityholder nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such stock without the Company’s prior written consent.

(h)        It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2 or 4 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and diligent efforts to resolve those comments, shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to use reasonable best efforts to remedy such failure.

(i)         It is further understood and agreed that the Company shall not have any obligations under this Section 4 at any time on or after the Termination Date.

Section 5.        Registration Expenses.

(a)        All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, Financial Industry Regulatory Authority fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, and fees and disbursements of Securityholders’ Counsel in connection with the filing of any Registration Statement (or any amendment or supplement thereto) or any Underwritten Offering (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel representing any underwriters or other distributors), shall be borne by the Company.

(b)        The obligation of the Company to bear the expenses described in Section 5(a) shall apply irrespective of whether a registration becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided,  however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Securityholder shall be borne by the Securityholder.

Section 6.        Indemnification.

(a)        The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Securityholder, its officers and directors and each Person who controls such Securityholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by any Securityholder expressly for use therein.

(b)        In connection with any Registration Statement in which any Securityholder is participating, such Securityholder shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by such Securityholder expressly for use therein.

(c)        Any Person entitled to indemnification hereunder shall, if a claim in respect thereof is to be made against an indemnifying Person hereunder, (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person (1)  under this Section 6, except to the extent that the indemnifying Person does not suffer actual prejudice as a result of such failure, or (2) otherwise than under this Section 6. If such defense is assumed, the indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one separate counsel (in addition to one local counsel) for all Persons indemnified by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one). The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnifying

Person hereunder unless such judgment or settlement (A) includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, of a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification and (B) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified Person. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement (but such consent will not be unreasonably withheld).

(d)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date.

(e)        If the indemnification provided for in or pursuant to this Section 6 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any Securityholder be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) had been available under the circumstances.

Section 7.        Participation in Registration.

(a)        The Company may require each Securityholder to furnish to the Company any information regarding such Person as the Company may from time to time reasonably request in connection with the registration, offer and sale of such Securityholder’s Registrable Securities.  No Person shall be entitled to participate in any registration under this Agreement unless such Person completes and executes all questionnaires reasonably requested, and provides all other information reasonably requested, by the Company pursuant to this Section 7.

(b)        No Person may participate in any registration under this Agreement to be conducted as an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the applicable underwriting arrangements for such offering (including, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no Securityholder will be required to sell more than the number of Registrable Securities that such Securityholder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements.

Section 8.        Securities Act Restrictions.

The Registrable Securities are restricted securities or control securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Securityholder agrees that it shall not, directly or through others, offer or sell any Registrable Securities in contravention of the applicable restrictions on transfer set forth in the indenture governing the Exchangeable Bonds. The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement (including this Section 8). Any certificates representing any Registrable Securities may bear a legend (and the applicable securities registry may bear a notation) as provided for in the indenture governing the Exchangeable Bonds. Subject to the provisions of this Section 8, the Company will, as requested, replace any such legended certificates with unlegended certificates or transfer the Registrable Securities represented thereby into the clearing system through which freely transferable securities of that class are primarily held, in either case promptly upon request by any Securityholder, in order to facilitate a lawful transfer or at any time after such actions would result in such securities ceasing to be Registrable Securities.

Section 9.        Transfers of Rights.

(a)        Upon any transfer of Registrable Securities (other than a transfer by Perestroika AS) that occurs during a period when (i) no Registration Statement is available in respect of a Resale Shelf Registration of Registrable Securities pursuant to Section 2(a)(ii) or (ii) a Suspension Period or Blackout Period is ongoing (such period specified in clauses (i) and (ii), a “Permitted Transfer Period”), the transferee shall automatically become and have the rights of a Securityholder with respect to the Registrable Securities so transferred; provided that any transferee that becomes a Securityholder must sign a written acknowledgement that it has become a Securityholder and comply with the requirements of Section 7 in order to assert any rights hereunder. Any transferee receiving Registrable Securities in a transfer from Perestroika AS (other than a transfer pursuant to Section 9(b)) or in a transfer that does not occur during a Permitted Transfer Period shall not be entitled to any rights of a Securityholder under this Agreement and such transferred securities shall no longer be considered Registrable Securities for any purpose under this Agreement.

(b)        Upon any transfer of Registrable Securities by Perestroika AS to any of its Affiliates, such Affiliate shall automatically become and have the same rights as Perestroika AS has under this Agreement with respect to the Registrable Securities so transferred; provided that (i) such Affiliate that becomes a Securityholder must sign a written acknowledgement that it has become a Securityholder and comply with the requirements of Section 7 in order to assert any rights hereunder and (ii) such Affiliate shall automatically cease to be and to have the rights of a Securityholder with respect to any transferred Registrable Securities for any purpose under this Agreement if it at any time ceases to be an Affiliate of Perestroiaka AS.

(c)        Any transferor of Registrable Securities shall automatically cease to be and to have the rights of a Securityholder with respect to any transferred Registrable Securities for any purpose under this Agreement. Notwithstanding the foregoing, any Securityholder that ceases to be the owner of any Registrable Securities shall automatically cease to be and to have the rights of a Securityholder for any purpose under this Agreement. With respect to any Person that ceases to be a Securityholder (either entirely or only with respect to transferred securities), the rights and obligations of such Person arising under Section 6 or otherwise hereunder with respect to periods and matters existing before such cessation shall survive such cessation.

(d)        Notwithstanding any other provision of this Agreement, however, no Person to whom Registrable Securities are transferred (other than transfers permitted pursuant to Section 9) shall have any rights as a Securityholder hereunder, and no such Registrable Securities transferred to or held by any such other Person shall have the benefits afforded to Registrable Securities hereunder.

Section 10.      Other Registration Rights.  The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, other than this Agreement.  Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the approval of a Majority of the Securityholders.

Section 11.      Miscellaneous.

(a)        Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed (postage prepaid) by registered or certified mail or sent by e-mail or facsimile transmission (with telephone confirmation promptly thereafter),

If to Transocean:

Transocean Ltd.
Turmstrasse 30
CH-6300 Zug, Switzerland
Attention:  Sandro Thoma, Corporate Secretary
E-mail:  Sandro.Thoma@deepwater.com

With a copy to:

King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention:  Keith M. Townsend
E-mail:  ktownsend@kslaw.com

If to TINC:

Transocean Inc.
70 Harbour Drive, Floor 4
P.O. Box 10342
George Town, Grand Cayman
Cayman Islands, KY-1003
Attention:  Steve McFadin, President
E-mail:  Steve.McFadin@deepwater.com

With a copy to:

King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention:  Keith M. Townsend
E-mail:  ktownsend@kslaw.com

If to any Securityholder, to the address listed on Schedule I hereto for such Securityholder, or such updated address as such Securityholder or its successor or permitted transferee pursuant to Section 9 has provided through notice to Transocean and TINC in accordance with this Section 11(a), with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
City Place House, 55 Basinghall Street
London EC2V 5EH, England
Attention:  Pierre-Marie Boury, Esq.
E-mail: pboury@cgsh.com

or at such other address as any such party hereto may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or by mail or, in the case of e-mail or facsimile delivery, upon receipt of e-mail or facsimile confirmation of delivery and telephonic confirmation.

(b)        No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that there are no intended third party beneficiaries hereof.

(d)        Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(e)        Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the Borough of Manhattan in The City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(a) shall be deemed effective service of process on such party.

(f)         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO THE FULLEST EXTENT PERMITTED BY LAW.

(g)        Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h)        Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i)         Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j)         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k)        Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and a Majority of the Securityholders hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

Transocean Ltd.

By:	/s/ Stephen Hayes
Name: Stephen Hayes
Title: Sr. Vice President – Tax and Asset Management

Transocean Inc.

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: President

PERESTROIKA:

Perestroika AS

By:	/s/ Frederik W. Mohn
	Name:	Frederik W. Mohn
	Title:	Chairman and Sole Director

APOLLO ASSET:

Apollo Asset Ltd.

By:	/s/ Arne Fredly
	Name:	Arne Fredly
	Title:	President

ARCM:

ARCM Distressed Energy Opportunities Master Fund Ltd.

By:	/s/ Bill Wong
	Name:	Bill Wong
	Title:	Authorized Signatory, CFO of ARCM

ARCM Master Fund II Ltd.

By:	/s/ Bill Wong
	Name:	Bill Wong
	Title:	Authorized Signatory, CFO of ARCM

ARCM Master Fund III Ltd.

By:	/s/ Bill Wong
	Name:	Bill Wong
	Title:	Authorized Signatory, CFO of ARCM

BASSO CAPITAL:

Basso Capital Management, L.P.

By:	/s/ Dwight C. Nelson
	Name:	Dwight C. Nelson
	Title:	Managing Partner

Schedule 1

Securityholder	Notice Address
Perestroika AS	Statsh Michelsens Veg 38 5230 Paradis Attn: Frederick W. Mohn
Apollo Asset Ltd.	c/o Arne Fredly Boulevard d’IItalie 29 MC-98000 Monaco Email: arne@fredly.info
ARCM Distressed Energy Opportunities Master Fund Ltd. ARCM Master Fund II Ltd. ARCM Master Fund III Ltd.	c/o Asia Research and Capital Management Ltd. 21/F, Shanghai Commercial Bank Tower 12 Queens Road Central Hong Kong
Basso Capital Management, L.P.	Basso Capital Management, L.P. 1266 East Main Street Stamford, CT 06902 Attn.: Dwight Nelson
	Email:	ms@bassocap.com;
dnelson@bassocap.com